UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2010

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 8, 2010, Salix Pharmaceuticals, Ltd. issued a press release announcing its operating results for the third quarter ended September 30, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On October 30, 2010, Salix Pharmaceuticals, Ltd. issued a press release announcing the presentation of data at the 61st Annual Meeting of the American Association for the Study of Liver Diseases in Boston, Massachusetts, on October 31 and November 1, 2010. A copy of this press release is attached as Exhibit 99.2.

On November 3, 2010, Salix issued a press release announcing that the Company will present at the Credit Suisse 2010 Healthcare Conference in Phoenix, Arizona, on Wednesday, November 10 at 3:30 p.m. ET. A copy of this press release is attached as Exhibit 99.3.

On November 4, 2010, Salix issued a press release announcing the successful completion and outcome of ADVENT, its pivotal Phase 3 trial, to evaluate the efficacy, safety and tolerability of crofelemer in treating chronic diarrhea in people living with HIV, or HIV-associated diarrhea. A copy of this press release is attached as Exhibit 99.4.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued November 8, 2010.

99.2	Press release dated October 30, 2010.

99.3	Press release dated November 3, 2010.

99.4	Press release issued November 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: November 8, 2010
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer